Exhibit 10.1

SUBSIDIARY GUARANTY

made by

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE PURCHASERS REFERRED TO HEREIN

Dated as of August 24, 2007

TABLE OF CONTENTS

Page

section 1	DEFINED TERMS	1
1.1	Definitions	1
1.2	Other Definitional Provisions	3

section 2	GUARANTEE	4
2.1	Guarantee	4
2.2	Right of Contribution	4
2.3	No Subrogation	5
2.4	Amendments, etc. with Respect to the Company Obligations	5
2.5	Guarantee Absolute and Unconditional	5
2.6	Reinstatement	6
2.7	Payments	6
2.8	Information	6

section 3	REPRESENTATIONS AND WARRANTIES	7
3.1	Representations in Securities Purchase Agreement	7
3.2	Satisfaction or Waiver of Conditions Precedent	7
3.3	Credit Analysis	7

section 4	COVENANTS	7

section 5	MISCELLANEOUS	8
5.1	Amendments; Waivers	8
5.2	Notices	8
5.3	No Waiver; Cumulative Remedies	8
5.4	Enforcement Expenses; Indemnification	8
5.5	Successors and Assigns	9
5.6	Counterparts; Guarantor’s Separate Guarantees	9
5.7	Severability	9
5.8	Headings	9
5.9	GOVERNING LAW	9
5.10	Acknowledgments	10
5.11	Additional Guarantors	11
5.12	Survival of Representations and Warranties	11

-i-

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY (this “Guaranty”), dated as of August 24, 2007, made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Guarantors (as defined in Section 5.11) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of and for the benefit of the Purchasers (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among the Company, the several purchasers from time to time party thereto (the “Purchasers”), the Company has agreed to issue senior notes in the aggregate principal amount of $55,000,000) (the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company is a member of an affiliated group of companies that includes each of the Guarantors;

WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the issuance of the senior notes under the Securities Purchase Agreement; and

WHEREAS, it is a condition to the obligation of the Purchasers to purchase the Notes (as defined in the Securities Purchase Agreement) under the Securities Purchase Agreement that the Guarantors shall have executed and delivered this Subsidiary Guaranty.

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees as follows:

SECTION 1

DEFINED TERMS

1.1	Definitions.

(a)       Unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement.

(b)	The following terms shall have the following meanings:

“Business Day”: any day other than Saturday, Sunday or other day on which commercial banks in the city of New York are authorized or required by law to remain closed.

“Company Obligations”: the collective reference to each Obligation of the Company to the Purchasers arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Default”: as defined in the Notes.

“Disregarded Person”: a Person who is disregarded as an entity separate from its owner for United States federal income tax purposes pursuant to Treasury Regulation Section 301.7701-2(c)(2).

“Domestic Subsidiary”: a Subsidiary other than a Foreign Subsidiary.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Foreign Subsidiary”: a Subsidiary that is not a “United States person” under and as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) the Company Obligations and (ii) each Obligation of such Guarantor to any Purchaser arising under, out of, or in connection with any Transaction Document, or any other document made, delivered or given in connection therewith.

“Guarantors”: the collective reference to each of the Subsidiaries of the Company who are signatories hereto and any other entity that may become a party hereto as a Guarantor as provided herein.

“Indebtedness”: as defined in the Notes.

“Majority Holders”: the holders of a majority in outstanding principal amount of the Notes.

“Obligations”: (i) the unpaid principal of and interest on (including interest accruing, at the then applicable rate provided in the Notes after the maturity of the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary (whether or not a claim for post-filing or post-petition interest is allowed in such proceeding)) the Notes and (ii) all other obligations and liabilities of the Company to any Purchaser whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Securities Purchase Agreement, any other Transaction Document, or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees and other charges of counsel to any Purchaser that are required to be paid by the Company or any Subsidiary pursuant to any such document) or otherwise.

“Securities Act”: the Securities Act of 1933, as amended.

“Termination Date”: the date on which all of the following shall have occurred: (i) the principal of and accrued interest on all outstanding Notes shall have been paid in full and (ii) all fees, expenses, premiums, indemnities and other amounts then due and payable in respect of the Obligations shall have been paid in full.

(c)	The following terms are defined elsewhere in this Guaranty:

“Additional Guarantor”	Section 5.11
“Guaranty”	Preamble
“Guarantor”	Preamble
“Purchaser”	Preamble
“Securities Purchase Agreement”	Preamble

1.2       Other Definitional Provisions. (a) The words “hereof”, “herein,” “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section, Annex and Schedule references are to this Guaranty unless otherwise specified.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Unless the context requires otherwise, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, revenues, accounts, leasehold interests and contract rights, (iii) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any applicable restrictions set forth herein or in any other Transaction Document), (iv) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any applicable restrictions set forth herein or in any other Transaction Document), and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION 2

GUARANTEE

2.1       Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Purchasers the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.

(b)       Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be validly guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)       Each Guarantor agrees that the Company Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(d)       The guarantee contained in this Section 2 shall remain in full force and effect until the Termination Date.

(e)       No payment made by the Company, any of the Guarantors, any other guarantor or any other Person, or received or collected by any Purchaser from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Company Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Company Obligations or any payment received or collected from such Guarantor in respect of the Company Obligations), remain liable for the Company Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2       Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

2.3       No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Company Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Company Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, immediately upon receipt by such Guarantor, be turned over to the Purchasers, in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Company Obligations, whether matured or unmatured, in such order as the Majority Holders may determine.

2.4       Amendments, etc. with Respect to the Company Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Company Obligations made by any Purchaser may be rescinded by such Purchaser and any of the Company Obligations continued, (ii) the Company Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Purchaser, (iii) the Securities Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, or (iv) any guarantee or right of offset at any time held by any Purchaser for the payment of the Company Obligations may be waived, surrendered or released.

2.5       Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Purchaser upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Company Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Securities Purchase Agreement or any other Transaction Document, any of the Company Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Purchaser, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Person against any Purchaser, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Company Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance (other than a defense of payment or performance). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Purchaser may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Company Obligations, or any right of offset with respect thereto, and any failure by any Purchaser to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person, or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Purchaser against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

2.6       Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Company Obligations is rescinded or must otherwise be restored or returned by any Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7       Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers, for the benefit of the Purchasers, without set-off or counterclaim in immediately available funds in Dollars in accordance with the Securities Purchase Agreement and the Notes.

2.8       Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Company Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Purchasers will not have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into the Securities Purchase Agreement and to purchase the Notes pursuant thereto, each Guarantor, as to itself, hereby represents and warrants to the Purchasers as of the date hereof that:

3.1       Representations in Securities Purchase Agreement. The representations and warranties set forth in Section 3 of the Securities Purchase Agreement as they relate to such Guarantor or to the Transaction Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and shall be incorporated by reference herein as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor’s knowledge.

3.2       Satisfaction or Waiver of Conditions Precedent. There are no conditions precedent to the effectiveness of this Subsidiary Guaranty with regard to such Guarantor that have not been satisfied or waived.

3.3       Credit Analysis. Such Guarantor has, independently and without reliance upon any Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty, and such Guarantor has established means satisfactory to it of obtaining from the Company and each other Guarantor on a continuing basis information pertaining to the business, condition (financial or otherwise), operations, performance, properties and prospects of the Company and such other Guarantors.

SECTION 4

COVENANTS

Each Guarantor, as to itself, covenants and agrees with the Purchasers that, from and after the date of this Guaranty until the Termination Date, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents on its or their part to be performed or observed or that the Company has agreed to cause such Guarantor or such Subsidiaries to perform or observe. Each Guarantor further agrees to be bound by the provisions of Sections 4.22 and 4.23 of the SPA as if they were a party to such agreement.

SECTION 5

MISCELLANEOUS

5.1       Amendments; Waivers. No provision of this Guaranty may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Guaranty shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.2       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.3       No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of any Purchaser, any right, remedy, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any other rights, remedies, powers or privileges provided by law.

5.4       Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Purchaser for all its costs and expenses incurred in collecting against such Guarantor its Guarantor Obligations or otherwise enforcing or preserving any rights under this Guaranty and the other Transaction Documents to which such Guarantor is a party, including the fees and other direct out-of-pocket charges of one (1) outside counsel to the Majority Holders.

(b)       Each Guarantor agrees to pay, indemnify and hold the Purchasers harmless from any and all claims with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Company would be required to do so pursuant to Section 4.11 of the Securities Purchase Agreement.

(c)       The agreements in this Section 5.4 shall survive the termination of this Guaranty and the repayment of the Obligations and all other amounts payable under the Securities Purchase Agreement, the Notes and the other Transaction Documents.

5.5       Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns and, to the extent expressly provided herein, their respective officers, directors, employees, affiliates, agents, advisors and controlling persons including as provided in Section 5.4; provided that no Guarantor may assign or otherwise transfer any of its rights or obligations under this Guaranty without the prior written consent of the Majority Holders and any attempted assignment or transfer without such consent shall be null and void.

5.6       Counterparts; Guarantor’s Separate Guarantees. This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Guaranty shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to each Purchaser and a counterpart hereof shall have been executed on behalf of each Purchaser. This Guaranty shall be construed as a separate guaranty with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

5.7       Severability. If any provision of this Guaranty is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Guaranty shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Guaranty.

5.8       Headings. The headings herein are for convenience only, do not constitute a part of this Guaranty and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Guaranty will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.9       GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL

OBLIGATIONS LAW). Each Guarantor and, by its acceptance of the benefits hereof, each Purchaser, agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guaranty and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each Guarantor and, by its acceptance of the benefits hereof, each Purchaser, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Guaranty), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each Guarantor and, by its acceptance of the benefits hereof, each Purchaser, hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, EACH PURCHASER, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS GUARANTY, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If any Purchaser shall commence an action or proceeding to enforce any provisions of this Guaranty, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10	Acknowledgments. Each Guarantor hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;

(b)       the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guaranty or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby.

5.11     Additional Guarantors. Upon the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Guarantor other than (x) a Person who was acquired as a Domestic Subsidiary of any Guarantor solely in consideration of the issuance of equity securities, provided that neither the Company nor any Guarantor is liable with respect to any of the Indebtedness of such Person greater than that is otherwise permitted to be incurred pursuant to the Note, or (y) a Person which is subject to one or more contractual or legal restrictions existing prior to the time such Person becomes a Domestic Subsidiary of the Guarantor which prevents such Person from becoming a Guarantor, which restriction(s) is not created in contemplation of or in connection with such Person becoming a Domestic Subsidiary of such Guarantor (provided that such Person shall to the extent it is permitted to do so in light of such restriction(s) grant to the Purchasers a subordinated guaranty or other similar support of the Obligations in a manner which is reasonably satisfactory to all parties), such Domestic Subsidiary shall, within 30 days (which may be extended by up to additional 10 days by the Majority Holders) after such formation or acquisition, cause such Domestic Subsidiary to duly execute and deliver to each Purchaser a guaranty supplement, in the form attached hereto as Annex I. Upon the execution and delivery by such Domestic Subsidiary of a guaranty supplement, (a) such Domestic Subsidiary shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Transaction Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Transaction Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such guaranty supplement.

5.12     Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guaranty.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guaranty to be duly executed and delivered as of the date first above written.

ACCESS DIGITAL MEDIA, INC. By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
CORE TECHNOLOGY SERVICES, INC. By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
HOLLYWOOD SOFTWARE, INC. d/b/a ACCESSIT SOFTWARE By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
FIBERSAT GLOBAL SERVICES INC., d/b/a ACCESSIT SATELLITE AND SUPPORT SERVICES By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
ADM CINEMA CORPORATION, d/b/a the PAVILLION THEATER By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
[Signature Page Continues on Next Page]

PLX ACQUISITION CORP. By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
VISTACHIARA PRODUCTIONS, INC. d/b/a THE BIGGER PICTURE By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:
UNIQUESCREEN MEDIA, INC. By: /s/ A. Dale Mayo___________________ Name: A. Dale Mayo Title: CEO/President	Address to Notice:

Annex I to

Guaranty

SUBSIDIARY GUARANTY SUPPLEMENT, dated as of ________________, 200_, made by ______________________________, a ______________ (the “Additional Guarantor”), in favor of and for the benefit of the Purchasers. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty referred to below.

W I T N E S S E T H:

WHEREAS, Access Integrated Technologies, Inc., a Delaware corporation, the Purchasers, among others, have entered into a Securities Purchase Agreement, dated as of August 24, 2007 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”);

WHEREAS, in connection with the Securities Purchase Agreement, certain of the Company’s Subsidiaries (other than the Additional Guarantor) have entered into a Subsidiary Guaranty, dated as of August 24, 2007, (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of and for the benefit of the Purchasers;

WHEREAS, the Securities Purchase Agreement requires the Additional Guarantor to become a party to the Guaranty; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Subsidiary Guaranty Supplement in order to become a party to the Guaranty;

NOW, THEREFORE, IT IS AGREED:

1.         Guaranty. By executing and delivering this Subsidiary Guaranty Supplement, the Additional Guarantor, as provided in Section 5.11 of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. In furtherance of the foregoing, the Additional Guarantor, as security for the payment and performance in full of the Obligations, does jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Company when due (whether at the stated maturity by acceleration or otherwise) of the Company Obligations. Each reference to a “Subsidiary” or a “Guarantor” in the Guaranty shall be deemed to include the Additional Guarantor. The Guaranty is hereby incorporated herein by reference. The Additional Guarantor hereby represents and warrants as to itself that each of the representations and warranties contained in Section 3 of the Guaranty applicable to it is true and correct on and as the date hereof (after giving effect to this Subsidiary Guaranty Supplement) as if made on and as of such date.

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2.         Representations of Additional Guarantor. The Additional Guarantor represents and warrants to the Purchasers that this Subsidiary Guaranty Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.         Counterparts; Binding Effect. This Subsidiary Guaranty Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract. This Subsidiary Guaranty Supplement shall become effective when (a) each Purchaser shall have received a counterpart of this Subsidiary Guaranty Supplement that bears the signature of the Additional Guarantor and (b) the each Purchaser has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Subsidiary Guaranty Supplement by telecopy shall be effective as delivery of a manually executed counterpart of this Subsidiary Guaranty Supplement.

4.         Full Force and Effect. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

5.         Severability. Any provision of this Subsidiary Guaranty Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability in such jurisdiction of the remaining provisions hereof and of the Guaranty; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.         Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.2 of the Guaranty. All communications and notices hereunder to the Additional Guarantor shall be given to it at the address set forth under its signature below.

7.         Fees and Expenses. The Additional Guarantor agrees to reimburse the each Purchaser for its reasonable out-of-pocket expenses in connection with this Subsidiary Guaranty Supplement, including the reasonable fees and other charges of counsel to each Purchaser.

8.         GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SUBSIDIARY GUARANTY SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF

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CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the undersigned has caused this Subsidiary Guaranty Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR] By: ________________________________ Name: Title:	Address to Notice:

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